Exhibit 10.42

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) dated November __, 2019 between LENOX DRIVE OFFICE PARK, LLC, a Delaware limited liability company with an office at c/o JFR Global, 2329 Nostrand Avenue, Suite 200, Brooklyn, New York 11210 (“Landlord”) and CELSION CORPORATION, a Delaware limited liability company (“Tenant”), having an address at 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

RECITALS:

WHEREAS, pursuant to a certain Lease dated July 14, 2011 and that certain First Amendment to Lease dated April 20, 2017, and that certain Second Amendment to Lease dated January 9, 2019 (the original Lease, First Amendment to Lease and Second Amendment to Lease being collectively referred to herein as the “Lease” unless the context requires otherwise), Tenant leases an agreed upon 9,850 rentable square feet (“RSF”) of space on the first floor of the office building located at 997 Lenox Drive, Lawrenceville, New Jersey 08648 (the “Building”), commonly referred to as Suite 100 (the “Premises”); and

WHEREAS, the expiration date of the Second Amendment is currently August 31, 2023; and

WHEREAS, by this Third Amendment, Landlord desires to correct and clarify Section 5 pertaining to the payment of Electricity charges.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Incorporation of Recitals; Capitalized Terms. The recitals set forth above, the Lease referred to therein, and the exhibits attached thereto are hereby incorporated by reference into this Third Amendment. Unless otherwise expressly defined in this Third Amendment, capitalized terms shall have the meanings ascribed to them in the Lease.

2.	Additional Rent/Security Deposit. Correction and Clarification of Tenant Electric Charges. By this Third Amendment, Landlord and Tenant hereby clarify and correct the description of Tenant’s Electric payment obligation as otherwise set forth in the Lease. The parties acknowledge that Tenant has been paying and shall continue to pay its Tenant Electric charges directly to the utility company. The parties further acknowledge that Tenant was entitled to be credited and has heretofore been credited for any erroneous billings. No further electric reconciliation shall be needed.

3.	Binding Effect/Governing Law. Except as modified hereby, the Lease as amended by this Third Amendment shall remain in full force and effect and shall be binding upon Landlord and Tenant and their respective successors and assigns. This Third Amendment shall be governed by the law of the State of New Jersey.

4.	Conflicts. If any inconsistency exists or arises between the terms of this Third Amendment and the terms of the Lease, the terms of this Third Amendment shall prevail.

5.	Prior Agreements. This Third Amendment supersedes any term sheet or prior agreement, except for the Lease as amended, whether written or oral, exchanged between Landlord and Tenant or any other persons or entities acting on behalf of Landlord and/or Tenant with respect to the matters set forth herein.

6.	Construction and Validity of Agreement. The parties hereto agree that the terms and language of this Amendment were the result of negotiations between the parties and, as a result, there shall be no presumption that ambiguities, if any, in this Third Amendment shall be resolved against any party. Any controversy over the construction of this Third Amendment shall be decided neutrally, in light of this conciliatory purposes and without regard to authorship or negotiation.

7.	Effectiveness. This Third Amendment shall become effective and binding only upon execution and delivery hereby by Landlord and Tenant.

8.	Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Signatures transmitted via facsimile or e-mail shall have the same binding effect as original signatures. Promptly following any facsimile transmittal or e-mail transmittal of signatures in “PDF” format, the parties shall deliver to each other the original executed document (it being agreed and understood that the delivery of such original shall not be a condition to the binding nature of the facsimile or electronic copy of the document).

NO FURTHER TEXT. SIGNATURE ELEMENT ON NEXT PAGE.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

LANDLORD:

LENOX DRIVE OFFICE PARK, LLC

By:
Name:
Title:

TENANT:

CELSION CORPORATION

By:	/s/ Jeffrey W. Church
Name:	Jeffrey W. Church
Title:	Executive Vice President + CFO

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